Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics Provides Monthly Information

at Request of CONSOB

December 28, 2010 Seattle — Cell Therapeutics, Inc. (the “Company” or “CTI”) (NASDAQ and MTA: CTIC) is providing the information herein pursuant to a request from the Italian securities regulatory authority, CONSOB, pursuant to Article 114, Section 5 of the Unified Financial Act, that the Company issue at the end of each month a press release providing a monthly update of certain information relating to the Company’s management and financial situation. However, the Company also directs its Italian shareholders to the Italian language section of its website at www.celltherapeutics.com/italiano, where more complete information about the Company and its products and operations, including press releases issued by the Company, as well as the Company’s U.S. Securities and Exchange (“SEC”) filings and the Listing Prospectus authorized to be published by CONSOB, can be found. The information provided below is qualified in its entirety by reference to such information. Please note that all the information disclosed in this press release primarily refers to the period November 1, 2010 through November 30, 2010 except as otherwise expressly noted.

Provisional financial information as of November 30, 2010 and EBITDA

The following information concerns the Company’s provisional (unaudited) results for the month ended November 30, 2010.

Such financial information represents estimates that are based on assumptions the occurrence of which depends on circumstances relating to the Company and the macroeconomic situation, and which assumptions might or might not occur.

The following table reports the Estimated Indication of a few relevant items referring to the statements of operations for the month ended November 30, 2010:

www.CellTherapeutics.com

Estimated financial data of the Company for the month ended November 30, 2010

The estimated and unaudited financial data of the Company as of November 30, 2010 compared with those for the previous month are shown below (amounts in thousands of U.S. dollars):

	October 31,2010	November 30, 2010
Net revenue	$—	$—
Operating income (expense)	$(4,013)	$(3,452)
Profit /(Loss) from operations	$(4,013)	$(3,452)

Other income (expenses), net	$215	$(120)
Preferred Stock:
-Deemed Dividend	$—	$—
EBITDA	$(3,798)	$(3,572)

Depreciation and amortization	$(149)	$(161)
Amortization of debt discount and issuance costs	$(11)	$(10)
Interest expense	$(117)	$(431)

Net profit /(loss) attributable to common shareholders	$(4,075)	$(4,174)

Estimated Research and Development expenses were $1.7 million and $1.6 million for the months of October 2010 and November 2010, respectively.

Net financial indebtedness

The following table reports the estimated and unaudited net financial indebtedness of the Company as of October 31, 2010 and November 30, 2010, including the separate indication of the total financial needs, regarding debts expiring less than 12 months ahead (current portion). The relevant financial data are compared with those for the previous month (amounts in thousands of U.S. dollars).

Net Financial Standing	October 31, 2010	November 30, 2010

Cash and cash equivalents	$31,393	$27,878
Long term obligations, current portion	$(822)	$(831)
Convertible senior notes	$(10,187)	$(10,187)
Net Financial Standing, current portion	$20,384	$16,860

Long term obligations, less current portion	$(975)	$(918)
Convertible senior notes	$(11,985)	$(11,985)
Net Financial Standing, less current portion	$(12,960)	$(12,903)
Net Financial Standing	$7,424	$3,957

www.CellTherapeutics.com

The total estimated and unaudited net financial position of the Company as of November 30, 2010 was approximately positive $3,957 (in thousands of U.S. dollars).

The Company’s 7.5% Convertible Senior Notes with a maturity date of April 30, 2011 come due within the next twelve months.

Outstanding notes and preferred shares

The following table discloses information about the Company’s outstanding convertible senior notes as of November 30, 2010, compared with the same information as of October 31, 2010:

Convertible Notes–November 30, 2010

Description	Maturity/ Redemption Date	Principal/ Aggregated Stated Value Outstanding as of October 31, 2010	Number of Common Stock Reserve as of October 31, 2010	Principal/ Aggregated Stated Value Outstanding as of November 30, 2010	Number of Common Stock Reserve as of November 30, 2010
7.5% Convertible Senior Notes	30-Apr-11	$10,250,000	122,620	$10,250,000	122,620
5.75% Convertible Senior Notes	15-Dec-11	$10,913,000	363,766	$10,913,000	363,766

Totals		$21,163,000	486,386	$21,163,000	486,386

The Company had no outstanding preferred shares as of October 31, 2010 and November 30, 2010.

Debt Restructuring Program

In November 2010, the Company neither issued any new debt instruments nor bought any debt instruments already issued by the Company. The Company believes it is in compliance with the covenants on each series of its outstanding convertible notes.

www.CellTherapeutics.com

Regulatory Matters and Products in Development

Pixantrone

On November 18, 2010, the Company announced that the Marketing Authorization Application (“MAA”) seeking approval for pixantrone for the treatment of adult patients with multiply relapsed or refractory aggressive non-Hodgkin’s lymphoma (“NHL”) was validated and accepted for review by the European Medicines Agency (“EMA”). On December 3, 2010, the Company announced that it had submitted a formal appeal to the Office of New Drugs in the U.S. Food and Drug Administration’s (“FDA”) Center for Drug Evaluation and Research regarding FDA’s decision from earlier this year on the pixantrone New Drug Application (“NDA”) to treat relapsed/refractory aggressive NHL.

Corporate Transactions and Assignment of Assets

With respect to the period from November 1, 2010 through November 30, 2010, the Company has no additional information to disclose to the market.

Exchange Listing Matters

On November 3, 2010, the Company announced that The NASDAQ Stock Market (“NASDAQ”) granted the Company an additional 180 days to regain compliance with NASDAQ’s $1.00 minimum bid price rule under NASDAQ Marketplace Rule 5550(a)(2). The Company may achieve compliance during the 180-day period if the closing bid price of the Company’s common stock, no par value per share (the “Common Stock”), is at least a $1.00 per share for a minimum of ten consecutive business days before May 2, 2011.

Update on Outstanding Shares

The number of shares of Common Stock issued and outstanding as of October 31, 2010 and November 30, 2010 was 814,511,099 and 816,761,099, respectively.

During the month of November 2010, the following transaction contributed to the change in the number of shares of outstanding Common Stock:

•	the issuance of 2,250,000 shares of Common Stock relating to restricted stock awards under the Company’s 2007 Equity Incentive plan, as amended and restated.

The Company is not aware of any agreement for the resale of its shares of Common Stock on the Mercato Telematico Azionario (MTA) nor of the modalities by means of which shares of Common Stock were or will be resold.

www.CellTherapeutics.com

Information about the capacity of the Company to sustain its financial needs

As disclosed in this press release, the Company had approximately $27.9 million in cash and cash equivalents as of November 30, 2010.

About Cell Therapeutics, Inc.

Headquartered in Seattle, the Company is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit

www.CellTherapeutics.com.

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect future results and the trading price of the Company’s securities. Specifically, the risks and uncertainties that could affect the development of pixantrone include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, and with pixantrone in particular, including, without limitation, the potential failure of pixantrone to prove safe and effective for the treatment of relapsed or refractory aggressive NHL and/or other tumors as determined by the FDA and/or the EMA, that the FDA may not accept the Company’s special protocol assessment and/or the proposed design for the protocol of the Company’s clinical trial and/or may request additional clinical trials, that the EMA may not approve the Company’s MAA after review, that the Company may not regain compliance with NASDAQ’s minimum bid price rule by May 2, 2011, that CTI cannot predict the outcome of the formal dispute resolution process, that CTI’s appeal may not be successful, and the Company’s ability to continue to raise capital as needed to fund its operations, competitive factors, technological developments, costs of developing, producing and selling pixantrone. Further risks and uncertainties that the Company continues to have a substantial amount of debt outstanding and the quarterly interest expense associated with the debt is significant, the Company’s operating expenses continue to exceed its net revenues, that the Company may not be able to further reduce its operating expenses, that the Company will continue to need to raise capital to fund its operating expenses and may not be able to raise sufficient amounts to fund its continued operation, and that the information presented herein with respect to the Company’s convertible notes may differ materially from the information presented by the Company with respect to its convertible notes and convertible preferred stock prepared in accordance with U.S. GAAP in its periodic reports on Form 10-K and Form 10-Q, as well as other risks listed or described from time to time in the Company’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this press release upon further developments.

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Media Contact:

Cell Therapeutics, Inc.

Dan Eramian

T: 206.272.4343

C: 206.854.1200

Lindsey Jesch

T : 206.272.4347

www.CellTherapeutics.com

F : 206.272.4434

E: deramian@ctiseattle.com

www.CellTherapeutics.com/press_room

Investors Contact:

Cell Therapeutics, Inc.

Ed Bell

T: 206.272.4345

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

www.CellTherapeutics.com